AMENDMENT OF THE
                          INTERIM OPERATING AGREEMENT


DATED:          As  of  March  21,  1997

The parties agree that they will amend the Interim Operating Agreement between Wilson Technologies Incorporated and Wilson Acquisition Corporation dated March 7, 1997 in the following manner:

1. Wilson Acquisition Corporation ("WAC") will purchase inventory and other assets (excluding accounts receivable) of Wilson Technologies Incorporated ("WTI") at an agreed price of $394,000.00 to be paid to WTI in cash in 7 equal $42,000.00 payments to be made per the following schedule:

     Two payments at closing of the unamended agreement, and one payment on each of the following dates:

                                March 20, 1997
                                 April 5, 1997
                                April 20, 1997
                               May 5, 1997, and
                                 May 20, 1997

     The balance of $100,000.00 will be payable in the form of a note payable 20% per year with interest at the prime rate, with the first payment due June 5, 1998.

2. The Cessation Notice shall be effective without any further notice and allow assumption of all S,G&A expenses by WAC on June 1, 1997 (including selection of which WTI employees will be retained by WAC).

     WAC will allow a single individual (SAFECO job manager, currently anticipated to be Rick Remington) to be selected by WTI to be used for the purpose of completing all field related activity of SAFECO bonded jobs (WORK to be directed by WTI). Salary and expenses of this individual will be reimbursed to WAC by WTI. It is anticipated this SAFECO job manager will be required on a full-time basis for 30 to 60 days after the Cessation Notice, with a reduced activity period extending beyond this full-time period. Notice will be given to WAC by WTI when the SAFECO job manager's full-time activity is completed, and a sharing of his related expenses on a go forward basis will be agreed to by the parties at this time.

     Note there are no changes anticipated in the original agreement relating to the 40 man hours per week to be made available to WTI on a cost free basis (to be directed by the SAFECO job manager) except that it will continue for as long as the SAFECO job manager is on his full-time basis. In addition, at the conclusion of the SAFECO job manager's full-time basis, it is agreed this ratio of time by the SAFECO job manager to free man-hours will continue during the SAFECO job manager's reduced activity period, i.e., if the SAFECO job manager is working 20 hours paid by WTI, WAC will furnish 20 hours of additional man-hours before charging cost plus 10%.

     WAC will have the right to hire any WTI employees effective June 1, 1997. The parties are aware that WAC will assume 1 years vacation liability as of
May 31, 1997. The remaining amounts as of May 31, 1997, when paid to the employees will be reimbursed by WTI or offset against the note or any inventory or other assets purchased by WAC. In addition, Mr. Rick Remington will be the expense of WTI as the SAFECO job manager as set forth above.

     WTI will be responsible for reimbursing WAC for any allocable employee and material expenses (not including the free employee hours set forth above) at a rate of cost plus 10% to finish warranty, SAFECO or other tasks which are not related to Penn Wilson-CNG.

3. WAC will have the right to use the name Penn Wilson-CNG, or any name which may include Wilson, or any derivation thereof.

4.          WAC  shall  have  the  right  to  carry  on  its  CNG  business.

5. WAC will have the right to assume, and have assigned, if desired, the Service Contracts.

6. WTI will be entitled to receive royalties for a cumulative amount of $2 million, less any mutually agreed upon offsets. Thus far, the parties are aware of several items, such as payments for the benefit of WTI to Rob Adams and other "old Wilson" payments which have been agreed upon to date. The royalty will be calculated at 5% of Net Revenue as defined in and payable on the terms set forth on Exhibit A to the Purchase Agreement.

7. All signatories (WTI, ZHI, WAC and POC) will exchange mutual general releases as soon as practicable following the date hereof.

8. Except to the extent set forth herein and in Paragraph 15 of the Purchase Agreement, the Interim Operating Agreement and the Purchase Agreement referred to herein are hereby terminated.

Agreed  to  as  of  the  date  set  forth  above  by:

BUYER                                         COMPANY

Wilson  Acquisition Corporation               Wilson Technologies Incorporated


By:  By: /s/ IAN T. BOTHWELL                         /S/ LARRY DODSON
    ----------------------------------------      ----------------------------
       IAN T. BOTHWELL                                   LARRY DODSON
Title: SECRETARY AND TREASURER              Title: SENIOR VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

Penn  Octane  Corporation                     Zimmerman Holdings, Inc.

By: /s/ IAN T. BOTHWELL                       By: /S/ LARRY DODSON
    ----------------------------------------     ----------------------------
        IAN T. BOTHWELL                               LARRY DODSON
Title: VICE PRESIDENT AND CHIEF FINANCIAL     Title: SENIOR VICE PRESIDENT AND
       OFFICER                                       CHIEF FINANCIAL OFFICER